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                                                                   Exhibit 10.14


NOTICE: DEFENSE EXPENSES ARE INCLUDED IN LOSS AND SUBJECT TO THE AGGREGATE LIMIT OF INDEMNITY.


                   EUROPEAN REINSURANCE CORPORATION OF AMERICA

                            (the "Insurance Company")

                            POLICY NUMBER: 980-01-00


                  RESTATEMENT OF THE EXCESS ASBESTOS INDEMNITY
                                INSURANCE POLICY

                                  DECLARATIONS

ITEM 1.    NAME OF INSURED:                  Metropolitan Life Insurance Company
                                             One Madison Avenue
                                             New York, NY  10010

                                             together with its successors and
                                             permitted assigns.

ITEM 2.    PERIOD OF INDEMNIFICATION:        From November 30, 1998 (the "Policy
                                             Inception Date") until the earlier
                                             of (a) the exhaustion of the
                                             Aggregate Limit of Indemnity, or
                                             (b) the Commutation Date (as
                                             defined in this Policy) (in each
                                             case at 12:01 A.M. at the address
                                             stated in Item 1).


NOTICE: THESE POLICY FORMS AND THE APPLICABLE RATES ARE EXEMPT FROM THE FILING REQUIREMENTS OF THE NEW YORK STATE INSURANCE DEPARTMENT. HOWEVER, SUCH FORMS AND RATES MUST MEET THE MINIMUM STANDARDS OF THE NEW YORK INSURANCE LAW AND REGULATIONS.
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                                       2


ITEM 3.   (A)  AGGREGATE LIMIT OF          Three Hundred Seventy-Five Million
               INDEMNITY:                  Dollars ($375,000,000) as the
                                           Insurance Company's Quota Share of
                                           One Billion Five Hundred Million
                                           Dollars ($1,500,000,000) in the
                                           absolute aggregate for all Loss
                                           excess of the Retention (as
                                           hereinafter defined).

          (B)  ANNUAL SUBLIMIT AND PER     As set forth in Section 3 of the
               CLAIMANT LIMIT:             Policy. The Annual Sublimit and the
                                           Per Claimant Limit shall be a part
                                           of, and not in addition to, the
                                           Aggregate Limit of Indemnity.

          (C)  RETENTION:                  As set forth in Section 4 of the
                                           Policy.

ITEM 4.   PREMIUM:                         Two Hundred Twenty Million Five
                                           Hundred Twelve Thousand Eight
                                           Hundred Twenty-One Dollars
                                           ($220,512,821), payable in full on or
                                           before December 31, 1998.

ITEM 5.   NOTICES:                         All Notices under the Policy shall be
                                           made in the manner prescribed in the
                                           Policy to the addresses set forth
                                           below;

                                           If to the Insured, to:

                                             Metropolitan Life Insurance Company
                                             One Madison Avenue
                                             New York, NY  10010
                                             Attention:  General Counsel
                                             with a copy to:  Risk Manager
                                             Facsimile:  (212) 578-3916

                                           If to the Insurance Company, to:

                                             European Reinsurance Corporation
                                               of America
                                             650 Elm Street
                                             Manchester, NH  03101
                                             Attention:  President
                                             Facsimile:  (603) 644-6696
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                   EXCESS ASBESTOS INDEMNITY INSURANCE POLICY


In consideration of the payment of the Premium and the mutual covenants and promises herein, in light of the representations and warranties made in connection herewith, and subject to the Declarations that are a part of this Excess Asbestos Indemnity Insurance Policy and to the terms, conditions, exclusions and limitations contained in this Excess Asbestos Indemnity Insurance Policy (all of which collectively constitute this "Policy"), the Insurance Company and the Insured hereby agree as follows:


SECTION 1.        INSURING AGREEMENT

Subject to the terms and conditions of this Policy (including the Aggregate Limit of Indemnity, the Annual Sublimit and the Per Claimant Limit), the Insurance Company will indemnify the Insured during the Period of Indemnification for the Insurance Company's Quota Share of the excess of (a) any and all Loss for the defense and settlement of, or payment of judgments in, Asbestos-Related Claims, arising out of events described in Section 2(C)(ii) occurring prior to the Policy Inception Date; over (b) the Retention.


SECTION 2.        DEFINITIONS

As used in this Policy, the following terms shall have the following meanings:

         (A) "Aggregate Limit of Indemnity" has the meaning given to such term in Item 3(A) of the Declarations of this Policy.

         (B)      "Annual Sublimit" has the meaning given to such term in
                  Section 3.2 of this Policy.

         (C) "Asbestos-Related Claim" means any Claim against the Insured for Bodily Injury allegedly caused by, arising out of, or relating to, in whole or in part, any exposure to asbestos, but only where such Claim:

                           (i) is sought, or threatened, to be enforced in the Territory against the Insured; and

                           (ii) alleges (a) activities of Dr. Anthony J. Lanza on behalf of the Insured; or (b) the Insured's operation prior to January 1, 1970 of its Industrial Hygiene Division or Section, regarding research, testing or reporting of results associated with asbestos; or (c) any alleged knowledge of the Insured arising out of the operation described in clause (ii)(b) above relating to the Insured's alleged failure to warn of the hazards of asbestos, or to the Insured's alleged participation in any conspiracy, negligent or otherwise, relating to the hazards of asbestos.
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                                       2


         (D) "Bodily Injury" means bodily injury to a person, including without limitation, illness, sickness, disease, loss of consortium, death, mental anguish, emotional distress, or fear of cancer.

         (E) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or the Islands of Bermuda are authorized or obligated by law, regulation or executive order to be closed.

         (F) "Claim" means any past, present or future claim, demand, request, complaint, cross-complaint, cross-claim, right, suit, lawsuit, action or proceeding or cause of action or order seeking monetary relief (including, without limitation, punitive or exemplary damages) or other relief (including, without limitation, medical monitoring, injunctive or declaratory relief).

         (G)      "Commutation Date" has the meaning given to such term in
                  Section 8.3 of this Policy.

         (H)      "Direct Actions" has the meaning given to such term in Section
                  8.4 of this Policy.

         (I)      "Disputed Net Loss" has the meaning given to such term in
                  Section 8.1(C) of this Policy.

         (J)      "Experience Value" has the meaning given to such term in
                  Section 7.7 of this Policy.

         (K) "Insurance Company" has the meaning given to such term in the Declarations of this Policy.

         (L)      "Insurance Company's Quota Share" means twenty-five percent
                  (25.00%).

         (M) "Insurance Coverage Claim" means any past, present or future Claim against the Insured seeking (a) monetary or other relief (including without limitation, medical monitoring, injunctive or declaratory relief) from the Insured under any insurance or reinsurance policies or contracts issued by the Insured, or
                  (b) damages, injunctive or other relief due to allegedly unlawful claims handling practices of the Insured, including without limitation, any Claims against the Insured for bad faith or breach of fiduciary duties due to the manner in which the Insured investigated, settled or paid claims under any insurance or reinsurance policies or contracts issued by the Insured.

         (N) "Insured" has the meaning given to such term in Item 1 of the Declarations of this Policy.

         (O) "Insured Payments" means (i) all amounts actually paid by the Insured and (ii) all amounts actually paid on behalf of the Insured by the issuers of the Settled Policies ("Issuers") in connection with the Settled Policies excluding (x) payments to the

                  Insured by the Issuers in connection with the Settled Policies and (y) payments by the Insured to the Issuers in connection with the Settled Policies.

         (P) "Loss", except as set forth in Section 3.3 of the Claims Handling and Cooperation Agreement executed simultaneously herewith, means the amounts of Insured Payments made on or after the Policy Inception Date,

                           (i)      in investigating or defending any
                                    Asbestos-Related Claims including fees and expenses of the Insured's national coordinating counsel, other attorneys' fees and expenses, premiums on attachment or appeal bonds, pre-judgment and post-judgment interest, and expenses for experts;

                           (ii)     in settling Asbestos-Related Claims for
                                    which:

                                    (a)     a written release,

                                    (b)     evidence of a physical condition
                                            that has been claimed in the
                                            scientific or medical literature to
                                            be caused by exposure to asbestos or
                                            asbestos containing products, and

                                    (c)     proof of exposure to asbestos or
                                            asbestos containing products (by way
                                            of interrogatory answer, affidavit
                                            (which may be included within the
                                            release), personnel record, work
                                            history sheet or other evidence of
                                            exposure

                                    have been obtained from or in respect of an individual, identified claimant in connection with any Asbestos-Related Claims;

                           (iii) in satisfying judgments in connection with any Asbestos-Related Claims; and

                           (iv) in settling Asbestos-Related Claims for which the documentation set forth in Sections (O)(ii)(a) through (c) above has not all been obtained, provided, however, that the cumulative amount of such payments included in Loss shall be no greater than 5% of the cumulative amount of Insured Payments made subsequent to the Policy Inception Date in settling Asbestos-Related Claims for which such documentation has been obtained.

                  "Loss" does not include the salaries, wages, or benefits of the Insured's permanent or temporary employees, directors or officers, including in-house lawyers, or the Insured's administrative expenses, office expenses or overhead.

         (Q)      "Loss Offset" has the meaning given to such term in Section
                  7.6 of this Policy.

         (R) "Loss Report" has the meaning given to such term in Section 8.1(A) of this Policy.
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                                       4


         (S) "Losses to be paid by the Insurance Company on such Settlement Date" has the meaning given to such term in Section 7.3(3) of this Policy.

         (T) "Per Claimant Average Amount" has the meaning given to such term in Section 3.4 of this Policy.

         (U)      "Per Claimant Limit" has the meaning given to such term in
                  Section 3.3 of this Policy.

         (V) "Period of Indemnification" has the meaning given to such term in Item 2 of the Declarations of this Policy.

         (W)      "Policy Inception Date" has the meaning given to such term in
                  Item 2 of the Declarations of this Policy.

         (X) "Premium" has the meaning given to such term in Item 4 of the Declarations of this Policy.

         (Y) "Premium Payment Date" means the day on which the total Premium is received by the Insurance Company.

         (Z)      "Reference Value" has the meaning given to such term in
                  Section 7 of this Policy.

         (AA) "Retention" has the meaning given to such term in Section 4 of this Policy.

         (BB) "Scheduled Underlying Policies" means the policies listed in the attached Schedule A to this Policy.

         (CC) "Settled Policies" means those policies issued by Travelers Insurance Company or Travelers Indemnity Company listed in Schedule B to this Policy.

         (DD)     "Settlement Date" has the meaning given to such term in
                  Section 7.1 of this Policy.

         (EE) "Territory" means the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.


SECTION 3.        LIMITS OF INSURANCE

3.1.     AGGREGATE LIMIT OF INDEMNITY

Regardless of the number of claimants or Asbestos-Related Claims covered under this Policy, the maximum amount payable by the Insurance Company for all Loss (including defense expenses) covered under this Policy shall not exceed Three Hundred Seventy-Five Million Dollars ($375,000,000) in the absolute aggregate as the Insurance Company's Quota Share of One Billion Five Hundred Million Dollars ($1,500,000,000) in the absolute aggregate for all Loss excess of the Retention.
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                                       5


This Aggregate Limit of Indemnity is the maximum amount recoverable by the Insured under this Policy, excluding payments for commutation under this Policy.

3.2.     ANNUAL SUBLIMIT

Subject to the Aggregate Limit of Indemnity described in Section 3.1 above, the maximum amount payable by the Insurance Company at any Settlement Date for all Loss in the calendar year immediately prior to such Settlement Date ("calendar year(x)"), during the Period of Indemnification in respect of Loss under this Policy shall not exceed the Insurance Company's Quota Share of the Annual Sublimit for calendar year(x). The Annual Sublimit shall be calculated by the Insurance Company for calendar year(x) and shall be equal to:

         (1) the Per Claimant Average Amount for calendar year(x) multiplied by

         (2) the "Number of Individual Asbestos-Related Claims" for calendar year(x).

A claimant shall be included in the calculation of the "Number of Individual Asbestos-Related Claims" for calendar year(x) when Loss is paid to that claimant pursuant to the criteria in Sections 2(O)(ii), (iii) and (iv); provided, however, that members of the same family without their own independent asbestos-related injury due to their own exposure to asbestos shall all be treated for purposes of this Policy as a single Asbestos-Related Claim with the primary claim notwithstanding the fact that all such individuals may have provided separate releases.

The "Number of Individual Asbestos-Related Claims" for purposes of the calculation in the previous paragraph shall be determined by treating claims by each individual qualifying claimant as a separate Asbestos-Related Claim regardless of whether claims by such claimant are part of a group or bulk settlement.

3.3.     PER CLAIMANT LIMIT

The Per Claimant Limit shall be One Hundred Fifty Million Dollars
($150,000,000), per claimant.

3.4.     PER CLAIMANT AVERAGE AMOUNT

On the 1st through 9th Settlement Dates, the Per Claimant Average Amount shall be equal to the total amount paid by the Insured in calendar year 1996 for asbestos-related claims divided by the number 15,750. The total amount paid by the Insured in calendar year 1996 for such claims shall be agreed by the Insurance Company and the Insured prior to the Premium Payment Date. Once such amount is agreed to by the Insurance Company and the Insured, such amount shall not be adjusted due to the receipt of any additional information or for any other reason, except with the prior written consent of the Insured and the Insurance Company.
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                                       6


On the 10th and each subsequent Settlement Date, the Per Claimant Average Amount for calendar year(x) shall equal the Per Claimant Average Amount from the previous Settlement Date, increased by the annual inflation change for the previous calendar year(x-1), if any, as defined by the United States Consumer Price Index ("CPI") as of the Settlement Date for which the calculation is being made and calculated by the Insurance Company as follows:

         Per Claimant Average Amount in calendar year(x) shall be equal to the greater of:

         (1)      the Per Claimant Average Amount in calendar year(x-1); or

         (2) (the CPI in calendar year(x) divided by the CPI in calendar year(x-1)) multiplied by the Per Claimant Average Amount in calendar year(x-1).


SECTION 4.        RETENTION

The Retention to be borne by the Insured under this Policy shall equal Four Hundred Million Dollars ($400,000,000) plus all Loss paid by the Insured on or after the Policy Inception Date and prior to the Premium Payment Date.


SECTION 5.        PREMIUM

The Premium of Two Hundred Twenty Million Five Hundred Twelve Thousand Eight Hundred Twenty-One Dollars ($220,512,821) for this Policy, shall be payable by the Insured in full on or before December 31, 1998. The Premium shall be payable to the Insurance Company in immediately available non-reversible funds, free and clear of any set-off, counterclaim or other deduction. The Premium shall be payable to an account specified by the Insurance Company.

The Premium shall be considered fully earned when received by the Insurance Company.

If the Insured fails to pay the Premium in full and in accordance with the terms of this Section, this Policy shall not come into effect and shall not in any way bind the Insurance Company.


SECTION 6.        EXCLUSIONS

This Policy does not cover:

         (A) Any injury or damage to property (tangible or intangible), real or personal, including any resulting loss of use or reduction in value of such property, no matter how such injury, damage, loss of use or reduction in value occurred.

         (B) Payments under any workers' compensation policies or plans, employee benefit plans, or other employer liability of the Insured.

         (C)      Any Insurance Coverage Claim.

SECTION 7.        EXPERIENCE VALUES

7.1.     SETTLEMENT DATE

For each calendar year, the Settlement Date will be a date designated by the Insurance Company, which shall be within thirty-five (35) days of the later of:

         (i) the receipt by the Insurance Company of the Insured's Loss Report for the calendar year last ended; and

         (ii)     March 3rd of that calendar year.

7.2.     ANNUAL SETTLEMENT

On the Settlement Date, the Insurance Company shall:

         1.       Calculate:

                  a. The application of the Annual Sublimit to Loss based upon the Loss Report provided by the Insured;

                  b.       Any Loss Offset payable pursuant to Section 7.6;

                  c.       The remaining Retention;

                  d. The "Losses to be paid by the Insurance Company on such Settlement Date" pursuant to Section 7.3(3) below;

                  e.       Disputed Net Loss (if any) pursuant to Section
                           8.1(C);

                  f. "Actual amounts to be paid to the Insured" pursuant to Section 7.3(4).

         2.       Report to the Insured:

                  a. The calculations of Annual Sublimit, Loss Offset if any, Retention, remaining Aggregate Limit of Indemnity, and all other items calculated in Section 7.2(1);

                  b. The Total Reference Value, together with a detailed calculation thereof;

                  c. The Experience Value, together with a detailed calculation thereof;

                  d. Schedule of all Disputed Net Loss (if any) pursuant to Section 8.1(C).

         3.       Pay such amounts as calculated in Sections 7.2(1.e) and
                  7.2(1.f).
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                                       8


7.3.     CALCULATION OF AMOUNT TO BE PAID AT EACH SETTLEMENT DATE

         At each Settlement Date, the Insurance Company shall:

         1.       Determine the amount of the Annual Sublimit pursuant to
                  Section 3.2.

         2.       Determine the lesser of:

                  a. the Annual Sublimit determined pursuant to Section 7.3(l), and

                  b.       the Losses according to the Insured's Loss Report.

         3. Calculate the "Losses to be paid by the Insurance Company on such Settlement Date", which shall equal: (a) the Insurance Company's Quota Share of the quantity arrived at by subtracting any remaining Retention from the amount determined pursuant to Section 7.3(2) except that;(b) if the amount determined pursuant to Section 7.3(3)(a) is less than zero
                  (0), the "Losses to be paid by the Insurance company on such Settlement Date" shall be deemed to equal zero (0), and if the amount determined pursuant to Section 7.3(3)(a) is greater than the remaining Aggregate Limit of Indemnity immediately prior to the Settlement Date, the "Losses to be paid by the Insurance company on such Settlement Date" shall be deemed to equal the remaining Aggregate Limit of Indemnity immediately prior to the Settlement Date.

         4. Calculate the "Actual amounts to be paid to the Insured", which shall equal the amount determined pursuant to Section 7.3(3) less Disputed Net Loss less Loss Offset. Such resulting amount shall not be less than zero.

         5. Determine the amount to be paid into the segregated interest-bearing account, if any, pursuant to Section 8.1(C) which shall be the lesser of:

                  a.       the Disputed Net Loss, and

                  b. the "Losses to be paid by the Insurance Company on such Settlement Date" minus the Loss Offset.

7.4.     DATE CONVENTION; AMOUNTS

Unless otherwise specified, all quantities or values mentioned in this Section 7 are as of the close of business on the subject Settlement Date.

The use of the phrase "or Premium Payment Date" applies only at the first Settlement Date.

7.5.     PRECISE YEARS

The Precise Years at the first Settlement Date shall be the actual number of days elapsed from but not including the Premium Payment Date to and including three (3) Business Days prior to the first Settlement Date divided by 365.
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                                       9


The Precise Years at each subsequent Settlement Date shall be the actual number of days elapsed from three (3) Business Days prior to the prior Settlement Date to three (3) Business Days prior to that Settlement Date divided by the actual number of days in the year of that Settlement Date.

7.6.     LOSS OFFSET

If on any Settlement Date the Reduced Reference Value (as defined below) is less than the Experience Value, before deducting "Losses to be paid by the Insurance Company on such Settlement Date", and if the Experience Value is greater than zero (0), then the Insured shall pay a Loss Offset to the Insurance Company equal to:

         ((A) minus (B)) multiplied by ((C) divided by (A)), where:

                  (A) is equal to the Experience Value before deducting "Losses to be paid by the Insurance Company on such Settlement Date";

                  (B) is equal to the Reduced Reference Value; and

                  (C) is equal to "Losses to be paid by the Insurance Company on such Settlement Date";

                  provided, however, in no event shall (C) be greater than (A).

7.7.     EXPERIENCE VALUE

The Experience Value shall be a notional value calculated by the Insurance Company as follows:

         1. On the Premium Payment Date, the Experience Value shall be One Hundred Ninety-Seven Million Two Hundred Fifty Thousand Dollars ($197,250,000).

         2.       At each Settlement Date, the Experience Value shall equal:

                  The Experience Value at the prior Settlement Date (or Premium Payment Date) multiplied by 1.06 raised to the power of the Precise Years

                  Plus

                  the Insurance Company's Quota Share of any Salvage, subrogation, and other recoveries that are to the benefit of the Insurance Company under this Policy and have been paid to the Insured since the prior Settlement Date or Premium Payment Date

                  Less

                  "Losses to be paid by the Insurance Company on such Settlement Date".

7.8.     REFERENCE VALUE

         (A)      TOTAL REFERENCE VALUE

                  The Total Reference Value at any time shall be equal to the sum of Reference Value A plus Reference Value B.

         (B)      ORDER OF LOSS ATTRIBUTION

                  Losses, Loss Offset, salvage, subrogation, and other recoveries and charges shall be attributed to Reference Value A until the Number of Units of Reference Index A shall equal zero (0).

                  Losses, Loss Offset, salvage, subrogation, and other recoveries and charges shall next be attributed to Reference Value B.

         (C)      REDUCED REFERENCE VALUE

                  The Reduced Reference Value shall be equal to the sum of Reduced Reference Value A and Reduced Reference Value B.

         (D)      REFERENCE VALUE A

                  The Reference Value A for a Settlement Date shall be the Number of Units of the Reference Index A deemed held by the Insurance Company multiplied by the Reference Index Unit Value A as of the close of business three (3) Business Days prior to that Settlement Date.

                  (1)      REFERENCE INDEX A

                           Reference Index A at any date shall be equal to the Lehman Brothers Aggregate Bond Index as of the close of business on such date. If the Lehman Brothers Aggregate Bond Index is not available or is no longer in existence, then the following indices will be substituted in order of preference: the Salomon Broad Investment Grade Index, or the Merrill Lynch Domestic Master Index. If both of these indices are not available or are no longer in existence, then the Insured and the Insurance Company shall mutually agree upon an alternative index substantially similar to the foregoing indices.

                  (2)      REFERENCE INDEX UNIT VALUE A

                           At the Premium Payment Date, the Reference Index Unit Value A shall be One Million Dollars ($1,000,000).

                           At three (3) Business Days prior to each Settlement Date, the Reference Index Unit Value A shall be equal to One Million Dollars ($1,000,000) multiplied by the published value of the Reference Index A as of the close of business three (3) Business Days prior to that Settlement Date divided by the Reference Index A at the Premium Payment Date. The published value of Reference Index A at the close of business on the Premium Payment Date was 840.66.

                  (3)      NUMBER OF UNITS OF THE REFERENCE INDEX A

                           On the Premium Payment Date, the Number of Units of the Reference Index A deemed held by the Insurance Company shall be equal to One Hundred Five Million Eight Hundred Seventy-Eight Thousand One Hundred Twenty-Five Dollars ($105,878,125) divided by the Reference Index Unit Value A on the close of business that date (which results in 105.878125).

                           On each Settlement Date, the Number of Units of the Reference Index A shall be the Number of Units of the Reduced Reference Index A less (J-K)/L where:

                                    J = "Losses to be paid by the Insurance
                                    Company on that Settlement Date" and charges that are attributable to Reference Value A;

                                    K = Any Loss Offset, plus the Insurance
                                    Company's Quota Share of any salvage,
                                    subrogation, and other recoveries, that are attributable to Reference Value A;

                                    L = The Reference Index Unit Value A as of the close of business three (3) Business Days prior to that Settlement Date.

                           If the Number of Units of Reference Index A shall ever equal zero (0), it will be zero thereafter.

                  (4)      NUMBER OF UNITS OF THE REDUCED REFERENCE INDEX A

                           The Number of Units of the Reduced Reference Index A at a Settlement Date shall be the Number of Units of Reference Index A deemed held by the Insurance Company at the prior Settlement Date (or Premium Payment Date) multiplied by the difference between the quantity of one and the product of .0016 and the Precise Years.

                           Formula: The Number of Units of the Reduced Reference Index A at a Settlement Date = (Number of Units of Reference Index A at prior Settlement Date (or Premium Payment Date))* (1 - .0016 * Precise Years).

                  (5)      REDUCED REFERENCE VALUE A

                           The Reduced Reference Value A shall be the Number of Units of the Reduced Reference Index A deemed held by the Insurance Company multiplied by the Reference Index Unit Value A.

         (E)      REFERENCE VALUE B

                  The Reference Value B for a Settlement Date shall be the Number of Units of the Reference Index B deemed held by the Insurance Company multiplied by the Reference Index Unit Value B as of the close of business three (3) Business Days prior to that Settlement Date.

                  (1)      REFERENCE INDEX B

                           Reference Index B at any date shall be equal to the Standard & Poor's 500 Index (Total Return Basis) as of the close of business on such date. If the Standard & Poor's 500 Index is not available or is no longer in existence, then the following indices will be substituted in order of preference: the Morgan Stanley Capital International Country Index for US, or the Russell 1000 Index. If both of these indices are not available or are no longer in existence, then the Insured and the Insurance Company shall mutually agree upon an alternative index substantially similar to the foregoing indices.

                  (2)      REFERENCE INDEX UNIT VALUE B

                           At the Premium Payment Date, the Reference Index Unit Value B shall be One Million Dollars ($1,000,000).

                           At three (3) Business Days prior to each Settlement Date, the Reference Index Unit Value B shall be equal to One Million Dollars ($1,000,000) multiplied by the published value of the Reference Index B as of the close of business three (3) Business Days prior to that Settlement Date divided by the Reference Index B at the Premium Payment Date. The published value of the Reference Index B at the close of business on the Premium Payment Date was 1670.01.

                  (3)      NUMBER OF UNITS OF THE REFERENCE INDEX B

                           On the Premium Payment Date, the Number of Units of the Reference Index B deemed held by the Insurance Company shall be equal to Ninety Million Nine Hundred Fifty-Four Thousand Five Hundred Dollars ($90,954,500) divided by the Reference Index Unit Value B as of the close of business on that date (which results in 90.9545).

                           On each Settlement Date, the Number of Units of the Reference Index B shall be the Number of Units of the Reduced Reference Index B less (J-K)/L where:

                                    J = "Losses to be paid by the Insurance
                                    Company on that Settlement Date" and charges that are attributable to Reference Value B;

                                    K = Any Loss Offset, plus the Insurance
                                    Company's Quota Share of any salvage,
                                    subrogation, and other recoveries that are attributable to Reference Value B;

                                    L = The Reference Index Unit Value B as of the close of business three (3) Business Days prior to that Settlement Date.

                           If the Number of Units of Reference Index B shall ever equal zero (0), it will be zero thereafter.

                  (4)      NUMBER OF UNITS OF THE REDUCED REFERENCE INDEX B

                           The Number of Units of the Reduced Reference Index B at a Settlement Date shall be the Number of Units of Reference Index B deemed held by the Insurance Company at the prior Settlement Date (or Premium Payment Date) multiplied by the difference between the quantity of one (1) and the product of .0018 and the Precise Years. The Reduction of Notional Investment Income for Notional Income Taxation is then subtracted from this amount.

                                    Formula: The Number of Units of the Reduced
                                    Reference Index B at a Settlement Date =
                                    (Number of Units of Reference Index B at prior Settlement Date (or Premium Payment
                                    Date)) * (1 - .0018 * Precise Years) -
                                    Reduction of Notional Investment Income for
                                    Notional Income Taxation.

                  (a) REDUCTION OF NOTIONAL INVESTMENT INCOME FOR NOTIONAL INCOME TAXATION

                           The Reduction of Notional Investment Income for Notional Income Taxation shall be equal to 15% of V multiplied by {(W divided by X) minus (Y divided by Z)}, or 0.15 * V * (W/X - Y/Z)

                           where

                                    V = Number of Units of Reference Index B at the prior Settlement Date (or on the Premium Payment Date);

                                    W = Reference Index Unit Value B at the
                                    close of business three (3) Business Days prior to this Settlement Date;

                                    X = Reference Index Unit Value B at the
                                    close of business three (3) Business Days prior to the prior Settlement Date (or on the Premium Payment Date);

                                    Y = Value of the Standard & Poor's 500 Index
                                    (not on a total return basis) at the close of business three (3) Business Days prior to this settlement date;

                                    Z = Value of the Standard & Poor's 500 Index
                                    (not on a total return basis) at the close of business three (3) Business Days prior to the previous Settlement Date (or on the Premium Payment Date, on which, at the close of business, the value of the Standard & Poor's 500 Index was 1229.23).

         (5)      REDUCED REFERENCE VALUE B

                  The Reduced Reference Value B shall be the Number of Units of the Reduced Reference Index B deemed held by the Insurance Company multiplied by the Reference Index Unit Value B.


SECTION 8.        CONDITIONS

8.1.     REPORTING OF AND PAYMENT FOR LOSS

         (A) Within seventy-five (75) days after the end of each calendar year, the Insured shall furnish the Insurance Company with a written "Loss Report", providing, in a format acceptable to the Insurance Company and the Insured, the Loss paid during that calendar year. Each Loss Report shall provide both the cumulative position from the Policy Inception Date through the end of that calendar year and the changes within that calendar year. The Insured shall also furnish the Insurance Company such other financial data, and in such format, that the Insurance Company may reasonably request for completion of its statutory or other financial statements. The Insured and the Insurance Company agree that, in light of the commonality of interest evidenced by the execution of this Policy, furnishing a Loss Report or other financial data pursuant to this Section
                  8.1 will not be considered a waiver of any attorney-client or attorney-work-product privileges.

         (B) If the Insurance Company disputes any portion of the amount claimed by the Insured, the Insurance Company shall nevertheless pay to the Insured the undisputed portion of the amount claimed. Any payment pursuant to this Subsection shall not constitute a waiver of the Insurance Company's objections to the disputed portion of the amount claimed.

         (C) Any disputed amount not paid by the Insurance Company to the Insured at the relevant Settlement Date shall be deemed "Disputed Net Loss." With respect to any Disputed Net Loss, the Insurance Company shall pay on the Settlement Date the Disputed Net Loss into a segregated interest-bearing account at a bank with a net worth of at least One Hundred Million Dollars ($100,000,000). The Insurance Company will provide notice to the Insured on the Settlement Date of the amount and circumstances of the Disputed Net Loss and of the details of the segregated account. Withdrawals from the account shall require either the consent of both the Insurance Company and the Insured or a final arbitration award pursuant to Section
                  8.6. Until such withdrawal, however, legal ownership of the account and all cash or other assets held therein shall be in the Insurance Company.

No later than ten (10) days after any agreement between the Insured and the Insurance Company to settle such disputed amount or a final arbitration award (to the extent the Insured is successful), the cash and any other assets held in the account together with the interest income credited thereto net of tax, if any, thereon at the applicable tax rate on such income shall be immediately paid to the Insured. To the extent the Insurance Company is successful, then the cash and any other assets held in the account together with the interest income credited thereto will be paid to the Insurance Company at the next Settlement Date, and that amount shall be added into the Reference Value and Experience Value at such Settlement Date.

8.2.     SETTLEMENT OF NATIONAL CLASS ACTION

         (A) In the event the Insured is a party to an action asserting Asbestos-Related Claims, which is certified as a "National Class Action" by a court of competent jurisdiction, and the Insured enters into a National Class Action Settlement, the Insured at its sole option may elect either to:

                           (i)      commute the Policy in accordance with
                                    Section 8.3 (notwithstanding the permitted dates for commutation stated therein); or

                           (ii)     irrevocably forego recovery of such
                                    settlement amount under this Policy.

         (B) Within ten (10) Business Days after the date upon which the National Class Action Settlement receives final, non-appealable court approval, the Insured shall notify the Insurance Company of its election pursuant to paragraph (A) above.

         (C)      For the purposes of this Section 8.2:

                  "National Class Action" means an action brought by or on behalf of one or more classes of individuals located substantially throughout the Territory who have allegedly sustained or may in the future sustain Bodily Injury from exposure to asbestos.

                  "National Class Action Settlement" means a settlement that fully and finally resolves all then pending and future Asbestos-Related Claims other than "opt-outs" encompassed by a National Class Action.

8.3.     COMMUTATION

This Policy may be irrevocably commuted by the Insured, upon not less than thirty (30) days prior written notice to the Insurance Company, (i) effective December 31, 2008 or on every fifth (5th) year anniversary of such date occurring thereafter, or (ii) in the event that the greater of the Total Reference Value or the Experience Value exceeds the remaining Aggregate Limit of Indemnity during the calendar year. Within thirty (30) days after the effective date of the commutation (the "Commutation Date"), the Insurance Company shall pay to the Insured a commutation payment equal to ninety-eight percent (98%) of the Total Reference Value, three (3) Business Days prior to the Commutation Date, and the Insured shall provide to the Insurance Company a full release in form and substance reasonably satisfactory to the Insurance Company, and the Insurance Company shall be fully and finally released from any and all liability and obligations under this Policy.

8.4.     DIRECT ACTIONS

         (A) "Direct Actions" shall mean all claims or proceedings asserted or initiated against the Insurance Company (whether grounded upon direct action or "reach and apply" statutes, third-party beneficiary or garnishment theories, or otherwise) for the purpose of causing the Insurance Company directly or indirectly, to satisfy claims that have been or could have been asserted against the Insured, which claims or proceedings would not or could not have been asserted against the Insurance Company had the Insurance Company not issued this Policy.

         (B) The Insured agrees that if the Insurance Company becomes obligated to pay any sums as a result of any judgment entered or compromise reached in a Direct Action, the Insured shall fully indemnify and hold harmless the Insurance Company for any such sums. The sums so indemnified by the Insured, together with the costs of defense paid by the Insured pursuant to Section 8.4(C), shall constitute loss under this Policy, provided, that such sums satisfy the definition of "Loss" herein.

         (C) The Insured shall control, direct and pay the costs of the defense of any Direct Action including decisions regarding settlement and may elect to appoint the counsel representing the Insured in the Direct Action or in other litigation to defend the Insurance Company in the Direct Action. No position taken by counsel appointed by the Insured to defend the Insurance Company in a Direct Action shall be used or shall be otherwise admissible in any fashion in connection with any dispute between the Insurance Company and the Insured. The Insured shall not take any coverage position on any issue of coverage under this Policy which may be in dispute in such Direct Action without the Insurance Company's prior written input.

         (D) In the event the Insured does not control, direct and pay the costs of the defense of a Direct Action, the Insurance Company shall direct and control the defense of the Direct Action including decisions regarding settlement. The Insured shall fully indemnify and hold harmless the Insurance Company for any legal fees or other costs paid by the Insurance Company in defense of a Direct Action where the Insured does not control, direct and pay the costs of such defense.

8.5.     NON-TRANSFERABILITY

This Policy confers no rights, powers or obligations on any person or organization other than the Insurance Company and the Insured. Neither this Policy nor any of the rights, powers, or obligations of the Insurance Company or the Insured under it may be in any way transferred or assigned to any other person or organization without express written consent by the Insurance Company and the Insured. The granting of such consent shall be at the sole and absolute discretion of each of the parties.

8.6.     ARBITRATION

Except as otherwise agreed upon by the parties in writing:

         (A) Resolution of Disputes: Any dispute between the Insured and the Insurance Company arising out of or in connection with this Policy or concerning its interpretation or validity or the performance of the parties hereunder, whether arising before or after termination of this Policy, shall be submitted exclusively to arbitration in the manner set forth in this
                  Section 8.6, and the award shall be the exclusive remedy available to a party under this Policy. Either party may initiate arbitration of any such dispute by giving written notice to the other party, by registered or certified mail, return receipt requested, of its intention to arbitrate and of its appointment of an arbitrator in accordance with subsection
                  (C) of this Section 8.6.

         (B) Composition of Panel: Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with subsections (C) and
                  (D) of this Section 8.6.

         (C) Appointment of Arbitrators: The members of the arbitration panel shall be chosen from disinterested persons having knowledge of and experience in the insurance, reinsurance and financial issues relevant to the matters in dispute. The party requesting arbitration (hereinafter referred to as the "requesting party") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty
                  (30) days after receiving such notice, also appoint an arbitrator and notify the requesting party thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.

         (D) Failure of Party to Appoint Arbitrator: If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the requesting party, choose an umpire as provided in subsection (C) of this Section 8.6.

         (E) Choice of Law and Forum: Any arbitration instituted pursuant to this Section 8.6 shall be held in Wilmington, Delaware. Any action to enforce any arbitration award or to compel arbitration shall be brought only in the state courts of the State of Delaware situated in New Castle County, to the exclusion of all other courts. The substantive laws of the State of Delaware, without regard to its conflict of laws rules, shall govern any action or suit brought to compel any such arbitration or to enforce any award rendered pursuant to such arbitration.

         (F) Submission of Dispute to Panel: Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

         (G) Procedure Governing Arbitration: All proceedings before the panel shall be informal, and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usage of the insurance, reinsurance and finance business.

         (H) Arbitration Award: The arbitration panel shall render its decision within sixty (60) days after conclusion of the hearing, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding. Judgment on the award may be entered in any court of competent jurisdiction, and execution of any monetary judgment may occur in any jurisdiction.

         (I) Cost of Arbitration: Unless otherwise allocated by the arbitration panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

         (J) Limit of Power of Arbitration Panel: The arbitration panel does not have the power to award punitive, multiplied, or exemplary damages, other similar damages or any extra contractual damages of any nature or description whatsoever, except to the extent claimed as a Loss under this Policy, and the Insured and the

                  Insurance Company expressly waive all rights to punitive, multiplied, or exemplary damages, other similar damages or any extra contractual damages of any nature or description whatsoever, except to the extent claimed as Loss under this Policy.

8.7.     OTHER INSURANCE

The obligation of the Insurance Company to pay Loss under this Policy is in excess of the limits of liability under all of the Scheduled Underlying Policies which are applicable to Asbestos-Related Claims. To the extent that the insurer identified on such Scheduled Underlying Policies refuses or fails to pay any amounts thereunder with respect to Asbestos-Related Claims, the Insurance Company shall pay such amounts to the extent such amounts constitute Loss hereunder, and shall thereafter be subrogated to the Insured's rights against the non-paying insurers to the extent of any and all such payments by the Insurance Company.

8.8.     AMENDMENT

This Policy may be amended only by mutual consent of the parties expressed in a written endorsement executed by the parties with the same formalities as this Policy, and such addendum shall be deemed to be an integral part of this Policy and binding on the parties hereto.

8.9.     CONFIDENTIALITY

Any information that is not independently available from a non-confidential source and is disclosed to the Insurance Company or its representatives in connection with this Policy shall be treated as confidential by the Insurance Company until any such information becomes independently available in substantially similar form from a non-confidential source (all such information referred to herein as "Confidential Information"). The Insurance Company shall use its best efforts to preserve and protect the confidentiality of, and where applicable, the privilege pertaining to, all Confidential Information. Unless the Insured gives prior written consent or unless compelled by the law to disclose such information, the Insurance Company may not disclose Confidential Information to any person other than the legal representatives, accountants, rating agencies or advisors of the Insurance Company or its affiliates, or the co-insurers of this Policy and their respective legal representatives, accountants or advisors (each, an "Authorized Third Party"), or tax and regulatory authorities, and neither the Company nor any Authorized Person may use Confidential Information for any purpose except in connection with the exercise of its rights and obligations under this Policy or the rights and obligations of the Insurance Company's reinsurers or retrocessionaires with respect to this Policy. If the Insurance Company discloses any Confidential Information to any Authorized Third Party, other than legal representatives, the Insurance Company shall make reasonable efforts to minimize the amount of information disclosed, taking into consideration the reason for the disclosure, including where feasible marking all files containing Confidential Information provided to tax and regulatory authorities as "Confidential". The Insurance Company shall obtain from any such Authorized Third Party a written agreement substantially similar to the provisions of this Section 8.9, to maintain the confidentiality of all Confidential Information. The Insurance Company shall be responsible for disclosure of Confidential Information by any Authorized Third Party in violation of this Section 8.9. In the event the Insurance Company is served with a subpoena or court order compelling disclosure by the Insurance Company of Confidential Information, the Insurance Company shall give written notice thereof to the Insured as soon as reasonably practicable. The Insured may, at its sole option and expense, seek a protective order or otherwise legally resist such attempts to compel disclosure. The Insurance Company shall reasonably cooperate with the Insured during the process of seeking such protective order or otherwise legally resisting such attempts to compel disclosure.

8.10.    NOTICE

         (A) Any notice or other information required or authorized by this Policy to be given by either party to the other may be given by delivery by hand or by sending it by prepaid certified or registered mail (or equivalent air mail, if international), or by facsimile transmission, as set forth under Item 5 in the Declarations.

         (B) Either party may change the address for service referred to in Subsection (A) above by sending notice to the other party in the manner provided for by this Section to the last address notified for the purpose of this Section by the other party.

8.11.    CAPTIONS AND CATCHLINES

Captions and catchlines used in this Policy are intended solely as aids to convenient reference. They shall not be considered part of this Policy nor limit or otherwise affect its meaning, and no inference as to the meaning or intent of any provision of this Policy may be drawn from them.

8.12.    RIGHT OF OFFSET

Both the Insured and the Insurance Company shall have, and may exercise, at any time the right to offset any balance or balances due the other under this Policy. Except as otherwise agreed by the parties and to the extent provided for, such offset may only include balances due under this Policy, regardless of whether such balances are in respect of premiums, or Loss or otherwise, and regardless of the capacity of any party, under the various agreements involved.

8.13.    SALVAGE, SUBROGATION AND OTHER RECOVERIES

In the event of the payment of any indemnity by the Insurance Company under this Policy, the Insurance Company shall be subrogated, to the extent of such payment, to all of the rights of the Insured against any person or entity legally responsible in damages for the Loss paid by the Insured. The Insurance Company agrees, upon the Insured's request, to assign such subrogation rights to the Insured. In the event the Insured enforces such rights, any recovery effected by the Insured shall serve to reduce Loss under the Policy, after deducting the costs of such recovery.

8.14.    CHOICE OF LAW

All disputes arising under this Policy shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to its conflicts of laws principles.

8.15.    NO WAIVER

No consent or waiver, express or implied, by any other party to or of any breach or default by any other party in the performance of its obligations hereunder shall be construed to be a consent or waiver to or of any other breach or default in the performance of obligations by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of its rights hereunder.

8.16.    CONSTRUCTION

It is understood and agreed that this Policy is a manuscript policy that has been negotiated at arm's length and on equal footing as between the Insured and Insurance Company, and that both parties fully understood and agreed to all the terms and conditions contained in this Policy. Accordingly, in any dispute concerning the meaning of this Policy, or any term or condition hereof, such dispute shall be resolved without reference to the doctrine of contra proferentem or any related or similar doctrine.

8.17.    REPRESENTATION OF INSURED

The Insured has reviewed the terms, conditions, and significance of this Policy with the legal and tax counsel and the accountants of its choice, and is accepting this Policy with full knowledge of its terms, conditions and significance. In accepting this Policy, the Insured is not relying upon any representation or warranty by the Insurance Company regarding the legal, regulatory, tax or accounting implications of this Policy for the Insured or the suitability (or lack thereof) of this Policy for the Insured.

8.18.    COUNTERPARTS

This Policy may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.19.    CURRENCY

All payments and amounts under this Policy shall be in United States Dollars.

8.20.    TERMS OF POLICY CONFORMED TO STATUTE.

If any of the terms or conditions of this Policy are found to be in conflict with the local laws or statutes of the State wherein this Policy is issued, the Policy will be amended by the agreement of both parties hereto so as to conform with such law or statute. If the parties cannot agree to the changes to be made, any dispute will be settled in accordance with Section 8.6 of this Policy.

8.21.    TAXATION OF FOREIGN PERSONS.

(A) In the event that, due to a change in United States law, the rate of tax applicable to dividends paid by a United States corporation to a Swiss person that is eligible for the benefits of the tax treaty currently in effect between the United States and the

         Confederation of Switzerland is increased above, or decreased below, fifteen percent (15%), the Reduction of Notional Investment Income for Notional Taxation, as defined in this Policy, shall be determined by substituting the rate of tax applicable to Swiss holders who own any amount of equity of the dividend payer without any minimum level of investment for fifteen percent (15%).

(B) In the event that gains, interest or any other applicable form of investment income recognized by non-United States owners of assets held in the United States become subject to United States income taxation, either by a change in the rules regarding the definition of the character or source of income or otherwise, the parties shall agree to appropriate modifications of the terms of this Policy.

(C) For purposes of this Section, a change in United States law shall include (i) a change in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder and (ii) any amendment, cancellation or termination of the tax treaty currently in effect between the United States and the Confederation of Switzerland.

8.22.    PREMIUM TAXES

The Insured agrees that it shall pay any additional applicable State tax and any other related assessments with respect to any additional premium due under this Policy.

8.23.    DATES AND TIMES

All dates and times contained in this Policy, unless otherwise specified, are New York, New York time.

IN WITNESS WHEREOF, the parties hereto have caused this Policy to be executed by their duly authorized representatives, effective as of the 31st day of December, 1998.



                                  METROPOLITAN LIFE INSURANCE COMPANY



                                  BY: _______________________________________

                                  Name: _____________________________________

                                  Title: ____________________________________



                                  EUROPEAN REINSURANCE CORPORATION OF AMERICA



                                  BY: _______________________________________

                                  Name: _____________________________________

                                  Title: ____________________________________

                                   SCHEDULE A
                          SCHEDULED UNDERLYING POLICIES

                                   SCHEDULE B
                                SETTLED POLICIES

                   ENDORSEMENT NO. 1 TO POLICY NO. 980-01-00,

         A RESTATEMENT OF THE EXCESS ASBESTOS INDEMNITY INSURANCE POLICY

                  ISSUED TO METROPOLITAN LIFE INSURANCE COMPANY

                                       BY

                   EUROPEAN REINSURANCE CORPORATION OF AMERICA


This Endorsement is attached to and forms a part of Policy No. 980-01-00 (the "Policy"), issued to Metropolitan Life Insurance Company (the "Insured") by European Reinsurance Corporation of America (the "Insurance Company") and effective as of December 31, 1998.

For value received, the parties hereby agree that, effective from the inception of the Policy:

1. On page 3 of the Policy, Section 2(P)(ii)(c) is hereby amended to read in its entirety as follows:

         proof of exposure to asbestos or asbestos containing products (by way of interrogatory answer, affidavit (which may be included within the release), personnel record, work history sheet or other evidence of exposure).

2. On page 3 of the Policy, Section 2(P)(iv) is hereby amended to read in its entirety as follows:

         in settling Asbestos-Related Claims for which the documentation set forth in Sections (P)(ii)(a) through (c) above has not all been obtained; provided, however, that the cumulative amount of such payments included in Loss shall be no greater than 5% of the cumulative amount of Insured Payments made subsequent to the Policy Inception Date in settling Asbestos-Related Claims for which such documentation has been obtained.

3. On page 5 of the Policy, Section 3.2., entitled "Annual Sublimit", is hereby amended to read in its entirety as follows:

         Subject to the Aggregate Limit of Indemnity described in Section 3.1 above, the maximum amount payable by the Insurance Company at any Settlement Date for all Loss in the calendar year immediately prior to such Settlement Date ("calendar year(x)"), during the Period of Indemnification in respect of Loss under this Policy shall not exceed the Insurance Company's Quota Share of the Annual Sublimit for calendar year(x). The Annual Sublimit shall be calculated by the Insurance Company for calendar year(x) and shall be equal to:

         (1) the Per Claimant Average Amount for calendar year(x) multiplied by

         (2) the "Number of Individual Asbestos-Related Claims" for calendar year(x).

         A claimant shall be included in the calculation of the "Number of Individual Asbestos-Related Claims" for calendar year(x) when Loss is paid to that claimant pursuant to the criteria in Sections 2(P)(ii),
         (iii) and (iv); provided, however, that members of the same family without their own independent asbestos-related injury due to their own exposure to asbestos shall all be treated for purposes of this Policy as a single Asbestos-Related Claim with the primary claim notwithstanding the fact that all such individuals may have provided separate releases.

         The "Number of Individual Asbestos-Related Claims" for purposes of the calculation in the previous paragraph shall be determined by treating claims by each individual qualifying claimant as a separate Asbestos-Related Claim regardless of whether claims by such claimant are part of a group or bulk settlement.

4. On page 6 of the Policy, Section 4, entitled "Retention", is hereby amended to read in its entirety as follows:

         The Retention to be borne by the Insured under this Policy shall equal in the aggregate Four Hundred Million Dollars ($400,000,000) plus all Loss paid by the Insured on or after the Policy Inception Date and prior to the Premium Payment Date.

5. On page 8 of the Policy, Section 7.3.3. is hereby amended to read in its entirety as follows:

         Calculate the "Losses to be paid by the Insurance Company on such Settlement Date", which shall equal: (a) the Insurance Company's Quota Share of the quantity arrived at by subtracting any remaining Retention from the amount determined pursuant to Section 7.3(2); except that (b) if the amount determined pursuant to Section 7.3(3)(a) is less than zero (0), the "Losses to be paid by the Insurance Company on such Settlement Date" shall be deemed to equal zero (0), and if the amount determined pursuant to Section 7.3(3)(a) is greater than the remaining Aggregate Limit of Indemnity immediately prior to the Settlement Date, the "Losses to be paid by the Insurance Company on such Settlement Date" shall be deemed to equal the remaining Aggregate Limit of Indemnity immediately prior to the Settlement Date.

All parties agree and covenant that this Endorsement shall and does take precedence over the Policy to the extent that the terms and conditions set forth in this Endorsement modify the terms and conditions of the Policy. The undersigned further agree that this Endorsement shall not be altered or modified while the Policy is in force without the express written consent of all parties. The undersigned agree and warrant that this Endorsement is a valid and binding contract which they have the right to make and that the persons signing for them below are authorized to sign this Endorsement.

AGREED, as of this                   day of June, 1999.


METROPOLITAN LIFE INSURANCE COMPANY


BY:

NAME:

TITLE:



EUROPEAN REINSURANCE CORPORATION OF AMERICA


BY:

NAME:

TITLE: